SECURITY AGREEMENT


      THIS SECURITY AGREEMENT made and entered into this 8th day of May, 1996, by and between Charles Town Racing Limited Partnership, a West virginia limited partnership ("Guarantor") and PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company ("Secured Party").

                                   BACKGROUND:

            Secured Party is about to provide a line of credit to Charles Town Races, Inc., a West Virginia corporation and wholly-owned subsidiary of Guarantor ("Borrower"), in the principal amount of up to One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars (the "Loan") pursuant to the provisions of that certain Loan and Security Agreement between Borrower and Secured Party of even date herewith (the "Loan Agreement"), and evidenced by Borrower's Promissory Note of even date herewith (the "Note"). The obligations of Borrower under the Loan Documents is secured by a lien on and security interest in All Assets of Borrower and the Mortgage on Borrower's leasehold interest in the Premises (the foregoing, collectively, the "Collateral").

            Secured Party is unwilling to make the Loan unless Guarantor guarantees payment of the Note and performance by Borrower of each and every term, covenant, condition and agreement contained therein and in the Loan Agreement and any other Loan Document or under any and all other agreements executed by Borrower to or for the benefit of Secured Party in connection with the Loan on the part of Borrower to be kept, observed or performed.

            Guarantor desires to give such guaranty in order to induce Secured Party to make the Loan, and has therefore entered into a Guaranty of even date herewith for the benefit of Lender. The obligations of Guarantor under such Guaranty are secured by: a lien on and security interest in All Assets of Guarantor pursuant to this Security Agreement, by all of the issued and outstanding capital stock of Borrower pursuant to the Pledge Agreement, and by a lien on and security interest in the Premises pursuant to the Mortgage, all as set forth in such documents and agreements.

            Each initially-capitalized term used herein shall have the meaning ascribed to it in the Guaranty or the Loan Agreement unless the context clearly requires to the contrary.

            NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and intending to be legally bound hereby, Guarantor agrees as follows, for the benefit of Secured Party:



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      1.    Security Interest.

            (a) As security for Guarantor's obligations under the Guaranty (the "Guarantor Obligations"), including but not limited to for the payment, performance and discharge of any and all of the obligations of Borrower under the Note and any of the other Loan Documents, Guarantor does hereby grant to Secured Party a lien on, and security interest in, All Assets of Guarantor, including but not limited to, all of Guarantor's Accounts, Equipment, Inventory, Machinery, Fixtures, General Intangibles, Documents, Instruments, books and records (including but not limited to manual records, computer runs, printouts, tapes, disks, software programs, source codes and other computer prepared information and equipment of any kind) and any other tangible or intangible personal property of Guarantor, whether now owned or hereafter acquired, including all policies of insurance thereon and all insurance proceeds in connection therewith, together with all cash and noncash proceeds and products thereof (collectively, the "Guarantor Collateral"). This document is intended to be a security agreement under the Uniform Commercial Code of the State of West Virginia and any other state in which any such Guarantor Collateral is located and all capitalized terms used in this Section 1.1(a) shall have the same meaning as ascribed to such terms in the Uniform Commercial Code of the State of West Virginia or such other state as applicable.

            (b) Guarantor hereby assigns, conveys and delivers to Secured Party all of Guarantor's rights and interests in and to that certain option agreement, pursuant to which Guarantor has the right of first refusal with respect to approximately 250 acres of property adjacent to or adjoining the Premises. Guarantor hereby agrees to execute and deliver to Secured Party any and all instruments of assignment to effectuate the foregoing.

            (c) Guarantor hereby agrees to execute and deliver to Secured Party any and all UCC-1 Financing Statements and other documents and instruments requested by Secured Party to perfect or keep perfected any security interest created under this Security Agreement or in any other document or agreement made in connection with the Loan, and any such additional security agreements, financing statements, continuation statements or termination statements and other security interests creating a lien upon the Guarantor Collateral. Guarantor hereby appoints Secured Party as Guarantor's attorney-in-fact to execute and file in Guarantor's name all documents and instruments which Secured Party may deem necessary or appropriate to perfect and continue perfecting the security interest in the Guarantor Collateral.

      2. Representations and Warranties. Guarantor hereby represents and warrants the following for the benefit of Secured Party with full knowledge that the Secured Party will rely thereon in accepting the Guarantor Collateral granted by this Security Agreement:


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            (a)  Guarantor  is a limited  partnership  duly  organized,  validly existing and in good standing under the laws of the State of West Virginia, and has the power and authority to own and operate its properties and to carry on its business where and as conducted and contemplated, and is in good standing in every jurisdiction where the nature of its business requires such qualification;

            (b) The making, execution, issuance and performance by Guarantor of this Security Agreement, as well as any other document or instrument required to implement the objectives hereof, have each been duly authorized by all necessary partnership action and will not violate the provisions of any law or regulation or the Partnership Agreement or other governing documents or agreements of Guarantor and will not violate any agreement, trust or other indenture or instrument to which Guarantor is a party, or by which Guarantor or any of its property is bound, so that this Security Agreement, and each and all of the documents required to be executed in connection herewith or therewith, when executed, issued and delivered by Guarantor, will be the valid and binding obligations of Guarantor, enforceable in accordance with their respective terms;

            (c) Except for the lien and security interest granted hereby from Guarantor to Secured Party and the existing recorded liens and security interests of One Valley Bank, Inc., the Guarantor Collateral will be owned by Guarantor free and clear of all liens, encumbrances, security interests or rights of third parties and upon perfection of Secured Party's security interest in the Guarantor Collateral, Secured Party will have a security interest in the Guarantor Collateral superior in right of preference to all other Liens other than Liens in favor of One Valley Bank, Inc.

            (d) Guarantor's principal place of business is located at Charles Town Racetrack, U.S. Route 340, Charles Town, West Virginia 25414, and all tangible portions of the Guarantor Collateral will be located at Guarantor's principal place of business. So long as any portion of the Indebtedness remains outstanding and unpaid, Guarantor shall not change its principal place of business, nor the locations of the tangible portions of Guarantor Collateral without giving Secured Party at least ten (10) days prior written notice of such change of address.

      3. Covenants. So long as any portion of the Indebtedness shall remain outstanding and unpaid, or Guarantor shall have any obligations under the Guaranty, Guarantor shall:

            (a) Pay and discharge all debts in the ordinary course of business and otherwise conduct the business of Guarantor in accordance with sound business judgment consistent with custom and usage in its business;


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            (b)   Not: (i) sell or dispose of any portion of the
Guarantor Collateral other than in the ordinary course of business for full and fair consideration; nor (ii) permit any portion of the Guarantor Collateral to become encumbered or levied upon;

            (c) Maintain the partnership existence of Guarantor and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of Guarantor's business to the extent that same are material to the financial condition of Guarantor or the conduct of Guarantor's business; and maintain such licenses and permits required for the conduct of Guarantor's business or in connection with the business or Borrower;

            (d) Maintain such personal liability, fire, casualty and property insurance from such insurers in such amounts as Secured Party shall direct, insuring the Guarantor Collateral and the business of Guarantor and to deliver to Secured Party a certificate of insurance evidencing the maintenance of such insurance providing that Secured Party shall have no less than thirty (30) days prior written notice of any amendment, modification or termination of such coverage. To the extent said insurance insures tangible portions of the Guarantor Collateral, Secured Party shall be named a "loss payee" with respect to such coverage;

            (e) Promptly defend all actions, proceedings or claims which could have a material adverse effect on Guarantor or Guarantor's business or the Guarantor Collateral (or on Borrower, Borrower's business or the Collateral) and promptly notify Secured Party of the institution of, or change in, any such action, pro ceeding or claim if the same is in excess of $100,000 for any single action, proceeding or claim, or $250,000 in the aggregate; and

            (f) Permit access by Secured Party and its representa tives to the books and records and properties of Guarantor from time to time during regular business hours.

      4. Events of Default. The following shall constitute an Event of Default hereunder:

            (a) Any Event of Default under or breach by Borrower or Guarantor of any representation, warranty, covenant or other term of, the Loan Agreement, the Note, the Guaranty, the Pledge, the Mortgage, the Security Agreement, or any other Loan Document, or any document, agreement or instrument entered into or delivered in connection with any of the foregoing;

            (b) The dissolution, liquidation or sale of all or substantially all of the assets of the Guarantor or Borrower, or the sale or encumbrance of any of the capital stock of Borrower; or


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            (c)   The occurrence of any substantial deterioration of
the Premises from its current condition.

      5.    Remedies.

            (a) Upon any Event of Default hereunder and at the option of the Secured Party, the obligations of Guarantor secured by this Agreement shall become immediately due and payable in full without notice or demand and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the Guarantor Collateral and disposition of the proceeds thereof as are accorded by the applicable sections of the Uniform Commercial Code respecting "Default". In addition, and not by way of limitation, the Secured Party shall be entitled to enter upon the premises of Guarantor and to take peaceful posses sion of any or all of the Guarantor Collateral located therein as well as peaceful possession of all of the books and records of Guarantor.

            (b) Upon any Event of Default and upon demand: (i) Guarantor shall assemble the Guarantor Collateral and make it available to the Secured Party at the place and at the time designated in the demand and shall furnish the Secured Party with a list of the names and addresses of all account debtors; and (ii) Secured Party may forthwith notify any and all account debtors of Guarantor of the existence of Secured Party's security interest in Guarantor's accounts and instruct any and all such account debtors to make payments with respect thereto to Secured Party or its designee. In the event that Secured Party forecloses on any tangible portion of the Guarantor Collateral, Secured Party may do so at public or private sale and in all such events Guarantor agrees that ten days prior notice to Guarantor shall constitute adequate notice thereof.

            (c) Upon any Event of Default, the Secured Party's reasonable attorneys' fees and the legal and other expenses incurred in connection with the pursuing, searching for, receiving, taking, keeping, storing, advertising and selling of the Guarantor Collateral, or any of it, shall be chargeable to Guarantor and shall constitute a portion of the Guarantor Obligations and be secured by the Guarantor Collateral.

            (d) Subject to the terms of the Guaranty, Guarantor shall remain liable for any deficiency resulting from a sale of the Guarantor Collateral and shall pay any such deficiency forthwith on demand. Nothing herein shall be constituted as requiring the Secured Party to enforce the within Security Agreement or to impair the Secured Party's rights to collect the Indebtedness without first foreclosing upon assets or enforcing the within Security Agreement.


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            (e)  If  Guarantor  defaults  in  the  performance  of  any  of  the provisions of this Agreement on its part to be performed, Secured Party may perform same for Guarantor's account and any monies expended in so doing shall be chargeable with interest (at 3% in excess of the Line Interest Rate) to Guarantor and added to the Guarantor Obligations secured hereby.

      6.    Miscellaneous Provisions.

            (a) This Security Agreement shall be governed by, and construed in accordance with, the internal laws of the State of West Virginia with respect to contracts to be executed and performed in the State of West Virginia.

            (b) This Security Agreement shall be binding upon the parties' respective successors, administrators and assigns, provided, however, that although Secured Party may assign its interest hereunder, Guarantor may not assign any of its obligations hereunder.

            (c) All notices required hereunder shall be given in writing and shall be effective upon certified mailing of such notice, return receipt requested, to the following addresses unless either party hereto shall have given the other party hereto written notice of the change of such address in accordance with the provision of this Section 6(c):

If to Secured Party:Peter M. Carlino, Chairman
                              c/o Penn National Gaming, Inc.
                              Wyomissing Professional Center
                              825 Berkshire Blvd., Suite 203

                              Wyomissing, PA 19610
                            Telecopier: 610-376-2842

If to Guarantor:  Charles Town Racing Limited Partnership
                              Charles Town Race Track
                              U.S. Route 340
                              Charles Town, West Virginia 25414
                              Attention:  D. Keith Wagner
                              Telecopier:  304-725-6979


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      IN WITNESS  WHEREOF,  intending to be legally  bound  hereby,  the parties hereto have executed this Agreement as of the day and year first written above.

                              CHARLES TOWN RACING LIMITED PARTNERSHIP
                              a West Virginia limited partnership

                              By:   D.K.W., Inc., general partner and
                                    attorney-in-fact for all general
                                    partners

                              By:   /s/ D. Keith Wagner
                                    D. Keith Wagner, President


                              PNGI   CHARLES  TOWN  GAMING   LIMITED   LIABILITY
                              COMPANY, by Penn National Gaming of West Virginia, Inc., its Managing Member

                                    By:  /s/ William Bork 6/4/96
                                          William Bork, President


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